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                                                                    EXHIBIT 99.5

                               ADVISORY AGREEMENT
                               ------------------


     ADVISORY AGREEMENT made this 20th day of June, 1991 between TRUST FOR CREDIT UNIONS, a Massachusetts business trust (the "Fund"), and GOLDMAN, SACHS & CO., a New York limited partnership (the "Adviser").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund is authorized to issue units of beneficial interest ("Units") in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund presently offers Units in the Money Market Portfolio and the Government Securities Portfolio (such Portfolios (the "Current Portfolios") together with all other portfolios subsequently established by the Fund and made subject to this Agreement being herein collectively referred to as the "Portfolios"); and

     WHEREAS, the Fund desires to retain the Adviser to render investment advisory services and certain administrative services to the Fund and each of its Current Portfolios as indicated below and the Adviser is willing to so render services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1.   Appointment of Adviser.
          ----------------------

          (a) The Fund hereby appoints the Adviser to act as investment adviser and to provide certain administrative services to the Fund and each of its Current Portfolios for the periods and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

          (b) In the event that the Fund establishes one or more portfolios other than the Current Portfolios with respect to which it desires to retain the Adviser to act as investment adviser thereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services under this Agreement it shall notify the Fund in writing whereupon such portfolio shall become a Portfolio hereunder and shall be subject to the provisions of this Agreement to the same extent as the Current Portfolios except to the extent that said provisions (including those relating to the compensation payable by the Fund to the Adviser) are modified with respect to such Portfolio in writing by the Fund and the Adviser at the time.


     2.   Delivery of Documents.  The Fund has delivered to the Adviser copies
          ---------------------
of each of the following documents:

          (a) Agreement and Declaration of Trust of the Fund dated as of September 24, 1987 together with Amended and Restated Agreement and Declaration of Trust through December 1, 1987 and Amendment No. 1 to such Amended and
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               Restated Agreement and Declaration of Trust dated as of April 20,
               1988 (such Agreement and Declaration of Trust, as presently in effect and as amended from time to time, is herein called the "Trust Agreement"), copies of which are also on file with the Secretary of The Commonwealth of Massachusetts;

          (b) By-Laws of the Fund (such By-laws, as presently in effect and as amended from time to time, are herein called the By-Laws");

          (c) Certified resolutions of the Unitholders and the Trustees of the Fund approving the terms of this Agreement;

          (d) Amended and Restated Administration Agreement dated February 28, 1989 between the Fund and Callahan Credit Union Financial Services Limited Partnership ("CUFSLP") (such Agreement, as presently in effect and as amended and/or superseded from time to time, is herein called the "Administration Agreement");

          (e) Distribution Agreement dated May 10, 1988, as amended by Amendment No. 1 dated January 17, 1989 (the "Callahan Distribution Agreement"), between the Fund and Callahan Financial Services, Inc., and Distribution Agreement dated January 17, 1989 between the Adviser and the Fund (such Agreements, as presently in effect and as amended and/or superseded from time to time, are herein called the "Distribution Agreements");

          (f) Custodian Agreement (including related fee schedule) dated May 10, 1988 between the Fund and State Street Bank and Trust Company (such Agreement, as presently in effect and as amended and/or superseded from time to time, is herein called the "Custodian Agreement");

          (g) Transfer Agency Agreement dated May 10, 1988 between the Fund and the Adviser (such Agreement, as presently in effect and as amended and/or superseded from time to time, is herein called the "Transfer Agency Agreement");

          (h) Prospectus and Statement of Additional Information of the Fund, each dated October 31, 1990 (such Prospectus and Statement of Additional Information, as presently in effect and as amended, supplemented and/or superseded from time to time, are herein called the "Prospectus" and "Additional Statement," respectively); and

          (i) Registration Statement, as amended, of the Fund under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") (such Registration Statement, as presently in effect and as amended from time to time, is herein called the "Registration Statement").

The Fund agrees to promptly furnish the Adviser from time to time with copies of all amendments of or supplements to or otherwise current versions of any of the foregoing documents not heretofore furnished.

     3.   Duties of Adviser.
          -----------------

          (a) Subject to the general supervision of the Trustees of the Fund, the Adviser shall manage the investment operations of each of the Portfolios and the composition of each such Portfolio's assets, including the purchase, retention and disposition thereof. In this regard, the Adviser

               (i) shall provide supervision of the Portfolios' assets, furnish a continuous investment program for such Portfolios, determine from time to time what investments or securities will be purchased, retained or sold by the Portfolios, and what portion of the assets will be invested or held uninvested as cash;

               (ii) shall place orders pursuant to its determinations either directly with the issuer or with any broker, dealer or other person who deals in the securities in which the Portfolio in question is active. In placing orders with brokers, dealers or such other persons the Adviser shall attempt to obtain the best net price and the most favorable execution of its orders. When the execution and price offered by two or more brokers, dealers or such other persons are believed to be comparable, the Adviser may, in its discretion but subject to applicable law, purchase and sell portfolio securities to and from brokers, dealers or such other persons who provide brokerage or research services; and

               (iii) may, on occasions when it deems the purchase or sale of a security to be in the best interests of a Portfolio as well as its other customers (including any other Portfolio or any other investment company or advisory account for which the Adviser acts as adviser), aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best net price and the most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to such Portfolio and to such other customers.

          (b) In addition, the Adviser shall, subject to the general supervision of the Trustees of the Fund, provide certain administrative services to the Fund. In this regard, the Adviser

               (i) shall, to the extent not provided by others pursuant to the Administration Agreement or the Custodian Agreement (or the Transfer Agency Agreement to the extent that a person other than the Adviser is serving thereunder as the Fund's transfer agent), provide supervision of all aspects of the Fund's operations not referred to in paragraph 3(a) above;

               (ii) shall, to the extent not provided pursuant to the Administration Agreement, the Custodian Agreement or the Transfer Agency Agreement, provide the Fund with personnel to perform such executive, administrative and clerical services as are reasonably necessary to provide effective administration of the Fund;

               (iii) shall, to the extent not provided pursuant to the
                     Administration Agreement, the Custodian Agreement or the Transfer Agency Agreement, arrange for, at the Fund's expense, (A) the preparation for the Fund of all required tax returns, (B) the preparation and submission of reports to existing Unitholders and (C) the periodic updating of the Prospectus and the Additional Statement and the preparation of reports filed with the Commission and other regulatory authorities;

               (iv) shall, to the extent not provided pursuant to the Administration Agreement, the Custodian Agreement or the Transfer Agency Agreement, provide the Fund with adequate office space and all necessary office equipment and services including telephone service, heat, utilities, stationery supplies and similar items;

               (v) shall, to the extent requested by the Trustees of the Fund, negotiate changes to the terms and provisions of the Administration Agreement, the Custodian Agreement and the Callahan Distribution Agreement; and

               (vi) shall review and cause to be paid out of the assets of the Fund bills or statements for services rendered to the Fund.

          (c) The Adviser, in the performance of its duties hereunder, shall act in conformity with the Trust Agreement, By-Laws, Prospectus, Additional Statement and Registration Statement and with the instructions and directions of the Trustees of the Fund, and will use its best efforts to comply with and conform to the requirements of the 1940 Act, the Investment Advisers Act of 1940 and all other applicable federal and state laws, regulations and rulings.

          (d) The Adviser shall render to the Trustees of the Fund such periodic and special reports as the Trustees may reasonably request.

          (e) The Adviser shall notify the Fund of any change in the membership of the Adviser within a reasonable time after such change.

          (f) The services of the Adviser hereunder are not deemed exclusive and the Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

     4.   Expenses.
          --------

          (a) During the term of this Agreement, the Adviser will pay all costs incurred by it in connection with the performance of its duties under paragraph 3 hereof; provided, however, that the Adviser
                                         --------  -------
               shall not be required to pay the cost (including taxes, brokerage commissions and other transaction costs, if any) of securities purchased for each of the Portfolios and the cost of the preparations, submissions, updatings and filings referred to in paragraph 3(b)(iii). Except as provided in paragraph 4(b) and
               (c), the Adviser will not be required to pay any expense related to the Fund other than those specifically allocated to it in this paragraph 4(a). In particular, but without limiting the generality of the foregoing, the Adviser will not be required to pay: (i) fees and expenses of any administrator of the Fund;
               (ii) organization expenses of the Fund; (iii) fees and expenses incurred by the Fund in connection with membership in investment company organizations; (iv) payment for portfolio pricing services to a pricing agent, if any; (v) legal, auditing or accounting expenses (including an allocable

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               portion of the cost of the Adviser's employees rendering legal and accounting services to the Fund); (vi) taxes or governmental fees; (vii) the fees and expenses of the transfer agent of the Fund; (viii) the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of Units of the Fund; (ix) the expenses of and fees for registering or qualifying Units for sale and of maintaining the registration of the Fund and registering the Fund as a broker or a dealer; (x) the fees and expenses Trustees of the Fund who are not affiliated with the Adviser; (xi) the cost of preparing and distributing reports and notices to Unitholders, the Commission and other regulatory authorities; (xii) the fees or disbursements of custodians of the Fund's assets, including expenses incurred in the performance of any obligations enumerated by the Trust Agreement or By-Laws of the Fund insofar as they govern agreements with any such custodian; or (xiii) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business.

          (b) The Adviser agrees that if in any fiscal year the aggregate expenses of any Portfolio (as defined under the securities regulations of any state having jurisdiction over such Portfolio) exceed the expense limitations of any such state, the Fund may deduct from the fees to be paid hereunder, or the Adviser will bear, that portion of the excess which bears the same relation to the total of such excess as the Adviser's fee hereunder bears to the total fees otherwise payable for the fiscal year by the Fund pursuant to this Agreement and the administration agreement between the Fund and its administrator with respect to such Portfolio. Such deduction or payment, if any, will be estimated and accrued daily and paid on a monthly basis.

          (c) In addition to the foregoing, the Adviser may from time to time further reduce its fee or make payment to a Portfolio in order to offset all or a portion of certain expenses otherwise payable by such Portfolio, provided that any such arrangement does not jeopardize the Portfolio's qualification as a regulated investment company. Any such fee reduction with respect to the Money Market Portfolio will be agreed to in advance of the time such fee would otherwise accrue, and any such arrangement may be discontinued or modified only with the express approval of the Trustees of the Fund.

     5.   Compensation.
          ------------

          (a) Subject to any reduction pursuant to paragraphs 4(b) or 4(c) hereof, for all services provided and expenses assumed by the Adviser pursuant to this Agreement with respect to the Money Market Portfolio, the Fund will pay to the Adviser as full compensation therefor a monthly fee at the annual rate of .20% of the average daily net assets of the Money Market Portfolio.

          (b) Subject to any reduction pursuant to paragraphs 4(b) or 4(c) hereof, for all services provided and expenses assumed by the Adviser pursuant to this Agreement with respect to the Government Securities Portfolio, the Fund will pay to the Adviser as full compensation therefor a monthly fee at the annual rate of .25% of the average daily net assets of the Government Securities Portfolio.

          (c) The foregoing fees will be computed on the average net assets on each day and will be paid to the Adviser monthly.

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     6.   Books and Records.  The Adviser shall maintain all of the Fund's
          -----------------
records (other than those maintained pursuant to the Administration Agreement, the Custodian Agreement or the Transfer Agency Agreement). The Adviser agrees that all records which it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by Rule 31a-1 of the Commission under the 1940 Act.

     7.   Indemnification.
          ---------------

          (a) Subject to Section 36 of the 1940 Act to the extent applicable, the Adviser shall not be liable for any error in judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement or the Transfer Agency Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties under this Agreement or the Transfer Agency Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement or the Transfer Agency Agreement.

          (b) The Fund hereby agrees to indemnify and hold harmless the Adviser, its officers, partners and employees and each person, if any, who controls the Adviser (collectively, the "Indemnified Parties") against any and all losses, claims, damages or liabilities, joint or several, to which any such Indemnified Party may become subject under the 1933 Act, the Securities Exchange Act of 1934 (as amended), the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon

               (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in (x) the Prospectus, the Additional Statement or the Registration Statement, (y) any advertisement or sales literature authorized by the Fund for use in the offer and sale of Units of any Portfolio, or (z) any application or other document filed in connection with the qualification of the Fund or Units of any Portfolio under the Blue Sky or securities laws of any jurisdiction, except insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission either pertaining to a breach of the Adviser's duties in connection with this Agreement or any other agreement with the Fund or made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Adviser pertaining to or originating with the Adviser for use in connection with any document referred to in clauses (x), (y), or (z), or

               (ii) subject in each case to clause (i) above, the Adviser acting under this Agreement or any other agreement with the Fund in accordance with their terms;

               and the Fund will reimburse each Indemnified Party for any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action.

          (c) If the indemnification provided for in paragraph 7(b) is available in accordance with the terms of such paragraph but is for any reason held by a court to be unavailable from the Fund, then the Fund shall contribute to the aggregate amount paid or payable by the Fund and the Indemnified Parties as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect
               (i) the relative benefits received by the Fund and such Indemnified Parties in connection with the operations of the Fund, (ii) the relative fault of the Fund and such Indemnified Parties, and (iii) any other relevant equitable considerations. The Fund and the Adviser agree that it would not be just and equitable if contribution pursuant to this subparagraph (c) were determined by pro rata allocation or any other method of allocation which does not take into account the equitable considerations referred to above in this subparagraph (c). The aggregate amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subparagraph (c) shall be deemed to include any legal or other expenses incurred by the Fund and the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (d) It is understood, however, that nothing in this paragraph 7 shall protect any Indemnified Party against, or entitle any Indemnified Party to indemnification against or contribution with respect to, any liability to the Fund or its Unitholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties, under this Agreement, the Transfer Agency Agreement or otherwise, to an extent or in a manner inconsistent with Section 17(i) of the 1940 Act.


     8.   Duration and Termination.  This Agreement will become effective with
          ------------------------
respect to a Current Portfolio on the date it is approved by the unitholder(s) of the Portfolio in accordance with the requirements of the 1940 Act. This Agreement will become effective with respect to any additional Portfolio on the date of receipt by the Fund of notice from the Adviser in accordance with paragraph 1(b) hereof that the Adviser is willing to serve as investment adviser with respect to such Portfolio, provided that this Agreement (as supplemented by the terms specified in any notice and agreement pursuant to paragraph 1(b) hereof) shall have been approved by the unitholder(s) of such Portfolio in accordance with the requirements of the 1940 Act. Unless sooner terminated, this Agreement will continue until March 31, 1992. Thereafter, if not terminated, this Agreement shall continue in effect for successive annual periods, provided such continuation is specifically approved at least annually
(a) by the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by a majority of the Trustees of the Fund or by vote of a majority of the outstanding Units (as defined with respect to voting securities in the 1940 Act) representing the interests in such Portfolio; provided, however, that this Agreement may be terminated by the Fund as to any Portfolio at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Fund or by vote of a majority of the outstanding Units (as so defined) representing the interests in the Portfolio affected thereby on 60 days' written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on 60 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

     9.   Status of Adviser as Independent Contractor.  The Adviser shall for
          -------------------------------------------
all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     10.  Amendment of Agreement.  This Agreement may be amended by mutual
          ----------------------
consent, provided that such amendment is approved (a) by vote of a majority of those Trustees of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding Units (as defined with respect to voting securities in the 1940 Act) representing the interests in each Portfolio affected by such amendment. Any amendment to this Agreement shall only be by written instrument which shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     11.  Notices.  Without limiting the other provisions hereof, notices and
          -------
other writings delivered or mailed postage prepaid to the Fund, 4900 Sears Tower, Chicago, Illinois 60606, Attention: President, with copy to Donald C. Shine, Nisen & Elliott, 200 West Adams Street, Suite 2500, Chicago, Illinois 60606 or to the Adviser, 4900 Sears Tower, Chicago, Illinois 60606-6303,
Attention: Stephen B. Wells, or to such other address as the Fund or the Adviser may hereafter specify by written notice to the most recent address specified by the party to whom such notice is addressed, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

     12.  Unitholder Liability.  This Agreement is executed by or on behalf of
          --------------------
the Fund and the obligations hereunder are not binding upon any of the Trustees, officers or Unitholders of the Fund individually but are binding only upon the particular Portfolio to which such obligations pertain and the assets and property of such Portfolio.

     13.  Miscellaneous.  The captions in this Agreement are included for
          -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and (except as to paragraph 12 hereof which shall be construed in accordance with the laws of the Commonwealth of Massachusetts) the laws of the State of Illinois and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, subject to paragraph 8 hereof. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

ATTEST:                                 TRUST FOR CREDIT UNIONS


/s/ Michelle Lenzmeier                  By /s/ Stephen B. Wells
----------------------                    -------------------------
                                            President


ATTEST:                                 GOLDMAN, SACHS & CO.

/s/ Michelle Lenzmeier                  By /s/ Alan A. Shuch
----------------------                    -------------------------
                                            General Partner